UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 15, 2011

SMART BALANCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 West Century Road - Suite 260 Paramus, New Jersey	07652
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 568-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On February 15, 2011, Smart Balance, Inc. (the “Company”) held a special meeting of its stockholders in order to vote on the following matter:

Proposal: To approve an amendment to the Company's Second Amended and Restated Stock and Awards Plan to allow the Company to implement a stock option exchange program for its employees (other than its executive officers and directors).  The votes on this proposal were cast as follows:

For:	42,632,977
Against:	4,410,766
Abstain:	78,131
Broker Non-Votes:	0

Therefore, in accordance with the voting results listed above, this Proposal was approved by the stockholders of the Company.

Item 8.01.      Other Events.

On February 15, 2011, the Company issued a press release announcing the results of its special meeting of stockholders.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference

Item 9.01.      Financial Statements and Exhibits.

(d)

Exhibits.

99.1	Press Release, dated February 15, 2011, issued by Smart Balance, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 17, 2011	SMART BALANCE, INC.
(registrant)

	By:	/s/ Alan S. Gever
Alan S. Gever
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 15, 2011, issued by Smart Balance, Inc.